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                                                                   Exhibit 10.86

                                TRIBAL AGREEMENT
                            (LAKES PAWNEE MANAGEMENT)

     THIS TRIBAL AGREEMENT (hereinafter referred to as the "Agreement") is made as of January 12, 2005("Effective Date") by and among the Pawnee Nation of Oklahoma ("Pawnee Nation"), a federally recognized Indian tribe, the Pawnee Tribal Development Corporation ("Pawnee TDC"), a tribally-chartered corporation created under the Constitution of and a governmental subdivision of Pawnee Nation, and Lakes Pawnee Management, LLC, a Minnesota limited liability company ("Lakes Management").

                                    RECITALS

     A. The Pawnee Nation is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indian tribes, and is recognized as possessing and exercising powers of self-government. As a tribally-chartered corporation and governmental subdivision, Pawnee TDC is vested with the sovereign immunity of the tribe, and has been established to control and manage the economic affairs of the Pawnee Nation. Pawnee TDC has established the following wholly-owned subsidiaries:
Pawnee Trading Post Gaming Corporation ("Pawnee Trading Post"), Pawnee Travel Plaza Gaming Corporation ("Pawnee Travel Plaza") and Pawnee Chilocco Gaming Corporation ( "Pawnee Chilocco" and together with Pawnee Trading Post and Pawnee Travel Plaza, the "Pawnee Project Subsidiaries"), each as the legal entity which will own and operate certain gaming projects which are to be developed by Pawnee TDC on behalf of the Pawnee Nation (as further described in the Management Contracts referenced below).

     B. Lakes Management has entered into separate Management Agreements with each of Pawnee Trading Post, Pawnee Chilocco and Pawnee Travel Plaza and respectively dated as of January 12, 2005 (as amended from time to time, respectively the " Trading Post Management Contract", the "Chilocco Management Contract" and the "Travel Plaza Management Contract" and collectively, the "Management Contracts"), pursuant to which Lakes Management is to provide certain management services to each of the Pawnee Project Subsidiaries with respect to certain "Projects", "Project Facilities" and related Ancillary Facilities now or hereafter owned by such Pawnee Project Subsidiary as described with specificity therein.

     C. Pursuant to the terms of the Management Contracts, each of Pawnee TDC and Pawnee Nation are required to execute and deliver this Agreement to induce Lakes Management to enter into the Management Contracts together with certain additional documents and agreements referred to therein or related thereto.

     D. Pawnee TDC, Pawnee Nation and Lakes Management intend that this Agreement shall be operative and binding upon the date of execution by the parties (the "Effective Date").


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     NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, Pawnee TDC, Pawnee Nation and Lakes Management agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Except as otherwise defined below or in the recitals to this Agreement, terms used in this Agreement shall have the meanings set forth in the Management Contracts and/or the other documents and agreements executed by each Pawnee Project Subsidiary with respect thereto:

     "Claim" means any dispute, claim, question, or disagreement between either Pawnee TDC or Pawnee Nation and any of Lakes Management or any of its Affiliates that is directly or indirectly related to this Agreement, any of the other Transaction Documents, a Gaming Project or any Project Facilities, whether arising under law or in equity, whether arising as a matter of contract or a tort, and whether arising during or after the expiration of this Agreement or any of the other Transaction Documents.

     "Gaming Project" shall have the meaning set forth in Section 2.1(k) hereof.

     "Pawnee Entities" means individually and collectively, each of the Pawnee Project Subsidiaries, Pawnee TDC and Pawnee Nation.

     "Transaction Documents" means individually and collectively, this Agreement and each of the Management Contracts, the Operating Notes, the security agreements, dominion account agreements, mortgages, resolutions of limited waiver and each other document or instrument now or hereafter executed by any of the Pawnee Project Subsidiaries, Pawnee TDC and/or Pawnee Nation in favor of Lakes Management or its respective Affiliates and related thereto or hereto or any Gaming Projects.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties. Each of Pawnee TDC and Pawnee Nation represents and warrants to Lakes Management that:

     (a) Organization. Each Pawnee Project Subsidiary is a wholly-owned and duly organized subsidiary of Pawnee TDC; Pawnee TDC is a duly organized tribally-chartered corporation created under the Constitution of the Pawnee Nation and is a wholly-owned governmental subdivision of the Pawnee Nation; and the Pawnee Nation is a federally recognized Indian tribe eligible to conduct gaming within the meaning of IGRA.


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     (b)  Authority and Power. Each of Pawnee TDC and Pawnee Nation has taken all action required by tribal or other law or any applicable document or agreement, without the necessity of further action, as is necessary to authorize the applicable Pawnee Entity to execute, deliver and perform each of the Transaction Documents that such Pawnee Entity is party to. Each of Pawnee TDC and Pawnee Nation has all requisite power and authority to enter into the Transaction Documents to the extent a party thereto and to perform its respective obligations thereunder, and to consummate all other transactions contemplated thereby.

     (c) Binding Obligations. Each of Transaction Documents (i) has been duly executed and delivered by each of Pawnee TDC and Pawnee Nation to the extent it is a party thereto, and (ii) constitutes the legal, valid, binding, perfected and enforceable obligation of each of Pawnee TDC and Pawnee Nation to the extent it is a party thereto, enforceable in accordance with its respective terms, except as enforceability may be limited by future bankruptcy, insolvency or similar proceedings, limitations on rights of creditors generally and principles of equity, and assuming the foregoing agreements are binding against the other parties thereto.

     (d) Gaming Licenses. All licenses, permits, approvals or other authority required from the Gaming Commission to permit Lakes Management to enter into any of the Transaction Documents to which it is a party and perform its respective obligations thereunder have been granted.

     (e) No Material Negative Obligations. There are no outstanding obligations owing by any of Pawnee TDC or the Pawnee Nation, whether arising from contracts, instruments, orders, judgments, decrees or otherwise, that are likely to materially and adversely affect any Project or the obligations or rights of Lakes Management under any of the Transaction Documents to which it is a party.

     (f) No Violation or Conflict. The execution, delivery and performance by each of Pawnee TDC and Pawnee Nation of each Transaction Documents that such Pawnee Entity is party to does not violate any Legal Requirements nor conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon Project or any asset of any Pawnee Project Subsidiary, or result in the acceleration of any obligation of any Pawnee Project Subsidiary under the terms of any agreement or document binding upon such party, other than a conflict, breach, default or imposition as shall not materially adversely affect any particular Project or the obligations or rights of Lakes Management under any of the Transaction Documents to which it is a party.

     (g) No Litigation. There are no judgments entered, or actions, suits, investigations or proceedings pending, or to the knowledge of either Pawnee TDC or Pawnee Nation, threatened, against either of them or their respective Affiliates, or any of


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          the assets or properties of any of such entities, that could have a material adverse effect on any particular Project, its Project Facilities, any Pawnee Entity's ability to enter into or perform any of the Transaction Documents to the extent it is a party thereto.

     (h) No Consents. No consent from any Governmental Authority arising from any Legal Requirements not heretofore obtained by Pawnee TDC or Pawnee Nation is required to execute, deliver and perform its obligations hereunder.

     (i) Full Disclosure. No representation or warranty of either Pawnee TDC or Pawnee Nation in this Agreement or the other Transaction Documents and no report or statement delivered to any of Lakes Management or its respective Affiliates by or on behalf of either Pawnee TDC or Pawnee Nation, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty, report or statement, in light of the circumstances in which they were made, not misleading. Each of Pawnee TDC and Pawnee Nation has fully disclosed to Lakes Management the existence and terms of all material agreements and Legal Requirements, written or oral, relating to any particular Project.

     (j) No Tribal Tax. No particular Project, Project Facilities, any Pawnee Project Subsidiary, any of Lakes Management or its Affiliates, nor the transaction(s) between the parties contemplated by the Transaction Documents are now, or at any time during the term of this Agreement will be, subject to any tribal tax, assessment or imposition of any sort other than (i) reasonable pass-through taxes on Project patron which are consistent with gaming resort industry practices, and (ii) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the particular Project's Gaming Facility, as defined in 25 C.F.R. Section 502.14 and 25 C.F.R. Section 502.19, and reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

     (k) Gaming Project Ownership. Except as otherwise expressly excluded under the Transaction Documents, all gaming projects and gaming and non-gaming assets and facilities related or ancillary thereto (each collectively referred to herein as a "Gaming Project") of either Pawnee TDC and/or Pawnee Nation are owned and operated by one of the Pawnee Project Subsidiaries, or if any Gaming Project is owned by another subsidiary of Pawnee TDC and/or Pawnee Nation, then (i) if the Gaming Project constitutes the Project, Gaming Facility and Project Facilities described and defined in the Management Contract, such subsidiary has entered into a Management Contract and related documents with Lakes Management and/or its Affiliates with respect thereto on the same terms and conditions as are set forth in the Management Contract and the other Transaction Documents, and has otherwise satisfied the terms and conditions required by Section 3.1
          (f) hereof,


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          or (ii) with respect to any other Gaming Projects, the subsidiary has entered into a written agreement with Lakes Management and/or its Affiliates granting such entity the same right of first refusal to manage such projects as has been granted to Lakes Management under the terms of Section 9.21 of the Management Contract and has otherwise satisfied the terms and conditions required by Section 3.1 (f) hereof.

                                    ARTICLE 3
                                    COVENANTS

     Section 3.1 Covenants. Each of Pawnee TDC and Pawnee Nation covenants and agrees as follows:

          (a) Additional Documents. It shall or shall cause each Pawnee Project Subsidiary to execute any additional instruments as may be reasonably required by Lakes Management to carry out the intent of any of the Transaction Documents or to perfect or give further assurance of any of the rights granted or provided for under such Transaction Documents.

          (b) Non-Impairment. It shall not and shall not permit any Pawnee Project Subsidiary or any of their other governmental instrumentalities or subsidiaries to enact any law, ordinance, rule or regulation impairing the rights or obligations of any Pawnee Entity or any of Lakes Management or its respective Affiliates under any of the Transaction Documents.

          (c) No Tax. It shall not and shall not permit any Pawnee Project Subsidiary or any of their other governmental instrumentalities or subsidiaries to impose any tax, fee or assessment on any of Lakes Management, its respective Affiliates, any Contractor, any Project and its Project Facilities, and/or any of the transactions contemplated by the Transaction Documents other than
               (i) reasonable pass-through taxes on Project patron which are consistent with gaming resort industry practices, and (ii) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the particular Project's Gaming Facility, as defined in 25 C.F.R. Section 502.14 and 25 C.F.R. Section 502.19, and reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

          (d) Gaming Project Ownership. Except as otherwise expressly excluded under the Transaction Documents, all Gaming Projects shall be owned and


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               operated by one of the Pawnee Project Subsidiaries; provided that a Gaming Project may be owned and operated by another subsidiary of Pawnee TDC so long as prior to acquiring such ownership: (i) if the Project, Gaming Facility and Project Facilities described and defined in any applicable Management Contract are owned by such other subsidiary, such subsidiary has entered into a Management Contract and related documents with Lakes Management and/or its Affiliates with respect thereto on the same terms and conditions as are set forth in such Management Contract and the Transaction Documents related thereto, (ii) with respect to any other gaming projects owned or to be owned by such other subsidiary, the subsidiary has entered into a written agreement with Lakes Management and/or its Affiliates granting such entity the same right of first refusal to manage such projects as has been granted to Lakes Management under the terms of Section 9.21 of the Management Contract; (iii) Lakes Management shall have received the following, each in form and substance reasonably acceptable to it: (aa) certified copies of the organizational documents of the new subsidiary, together with reasonable evidence that such subsidiary is wholly owned by Pawnee TDC, (bb) new Resolutions of Limited Waiver with respect to all of such documents and agreements from each of the new subsidiary, Pawnee TDC and Pawnee Nation containing substantially the same resolutions and terms as set forth in the Resolutions of Limited Waiver received by Lakes Management in connection with the execution of the original Transaction Documents, (cc) legal opinions from counsel to each of the new subsidiary, Pawnee TDC and Pawnee Nation with respect to the such new documents and agreements containing substantially the same opinions as provided to Lakes Management in connection with the execution of the original Transaction Documents, and (dd) each of Pawnee TDC and Pawnee Nation shall have executed and delivered an amendment to this Agreement incorporating all such new documents and agreements as additional "Transaction Documents" hereunder and such project subsidiaries, projects and related assets shall be subject to the same terms and restrictions set forth herein; and
               (iv) at the time of satisfaction of the foregoing conditions, no "Event of Default" by any Pawnee Entity under the Transaction Documents has occurred and is continuing.

          (e) Charter Amendment. On or before June 1, 2005, unless otherwise agreed or waived in writing, the Pawnee Nation shall have delivered to Lakes Management either (i) a legal interpretation/opinion determination letter from the Pawnee Nation's attorneys or highest judicial office that any limitations or restrictions contained in the Corporate Charter of the Pawnee Tribe of Oklahoma, a federally-chartered corporation, does not apply to and has no legal effect on the validity of the Management Contracts, this Tribal Agreement or any related documents, or (ii) a certified copy of an amendment to the Corporate Charter of the Pawnee Tribe of Oklahoma, a federally-chartered corporation, or other evidence reasonably satisfactory to Lakes pursuant to which the Corporate Charter


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               of the Pawnee Tribe of Oklahoma, federally-chartered corporation, shall have been amended to remove any limitations or restrictions that would otherwise prevent either the Pawnee Nation or Pawnee TDC and its wholly-owned subsidiaries from entering into this Tribal Agreement or any related documents or that would require the approval of the Management Contracts, this Tribal Agreement or any related documents from the Secretary of the Interior or any federal agency before the document becomes legally valid and enforceable.

                                    ARTICLE 4
                                EVENTS OF DEFAULT

     Section 4.1 Events of Default. Each of the following shall constitute a "Event of Default" under this Agreement:

     (a) A Material Breach by either Pawnee TDC or Pawnee Nation exists. As used in this paragraph, the term "Material Breach" shall mean any of the following circumstances (i) material failure of either of such parties to perform a material obligation hereunder or any other Transaction Document to which it is a party, or (ii) any representation or warranty made pursuant to Section 2.1 hereof proves to be knowingly false or erroneous in any material way when made or at any time shall fail to be true and correct in all material respects.

     (b)  Either Pawnee TDC or Pawnee Nation violates any of the covenants in
          Section 3.1 of this Agreement, and after sixty (60) days have passed following a request by Lakes Management to such Pawnee Entity to cure the violation, during which the violation has not been cured.

     (c) Either Pawnee TDC or Pawnee Nation has: (i) filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty (60) days after filing; (ii) a receiver appointed to take possession of all or substantially all of such entities property; or
          (iii) suffered an assignment for the benefit of creditors.

     (d) The Pawnee Nation is no longer an Indian tribe eligible to conduct gaming within the meaning of IGRA.

     Section 4.2 Cure of Event of Default. Upon the occurrence of an Event of Default, Lakes may provide written notice to either Pawnee TDC or Pawnee Nation of such default and, if it is possible for such party to cure the Event of Default, it shall have thirty (30) days following receipt of notice to effect a cure; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long


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as either Pawnee TDC or Pawnee Nation, as applicable, shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days. Upon the occurrence of any of the events described in Section 4.1 and during any applicable cure period, Lakes Management may suspend its performance under the Transaction Documents. The discontinuance or correction of an Event of Default shall constitute a cure thereof. If either Pawnee TDC or Pawnee Nation fails to cure the Event of Default within the 30-day period, Lakes Management may take any one or more of the following actions: (a) suspend all performance of Lakes Management under the Transaction Documents; (b) declare all obligations of any Pawnee Entity under the Transaction Documents to be immediately due and owing,
(c) terminate either or both of the Management Contracts; and/or or (d) pursue any other remedy available at law, in equity or by agreement, subject to the provisions of Article 5 hereof.

                                    ARTICLE 5
       DISPUTE RESOLUTION; WAIVERS OF SOVEREIGN IMMUNITY AND TRIBAL COURT
                           JURISDICTION; GOVERNING LAW

     Section 5.1 Dispute Resolution. The parties agree that any Claim shall be governed by the following dispute resolution procedures:

     (a) The parties shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of ten (10) days, then, upon notice by either party to the other, all Claims shall be settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules in effect at the time of submission; except that: (a) the question whether or not a Claim is arbitrable shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Unless the parties otherwise agree to in writing, arbitration proceedings shall be held at Oklahoma City, Oklahoma.

     (b) The arbitration proceedings shall be conducted before a panel of three neutral arbitrators, all of whom shall be currently licensed attorneys, actively engaged in the practice of law for at least ten
          (10) years, one of which shall have five (5) years of experience in federal Indian law, and one of which shall have five (5) years of experience in the gaming industry. The arbitrator selected by the claimant and the arbitrator selected by respondent shall, within ten
          (10) days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.


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     (c)  The arbitration award, order or decision shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award, order or decision shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount or decision. Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards, orders and decisions made pursuant to this Article 5 shall be enforceable in federal court under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards, orders or decisions. In addition to any basis for appeal of an arbitration award, order or decision stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, orders or decisions, either party hereto may appeal an arbitration award, order or decision on the basis that the arbitrators incorrectly decided a question of law in making the award, order or decision, or the award, order or decision was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

     (d) Either party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceedings, to the extent permitted by applicable law.

     (e) Judgment on any arbitration award, order or decision may be entered in any court having jurisdiction over the parties. The arbitrators shall have the power to grant injunctive and other equitable relief but not have the power to award punitive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement.

     (f) Each of Pawnee TDC and Pawnee Nation hereby expressly waives, and also waives its right to assert, sovereign immunity and any and all defenses based thereon with respect to any Claims; and each of such parties further hereby consents to (i) binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association,
          (ii) to empowering the arbitrators to take the actions and enforce the judicial remedies described herein and in each of the Pawnee TDC Resolution of Limited Waiver of Sovereign Immunity, Resolution #05 - 02, dated January 12, 2005 and Pawnee Nation Resolution of Limited Waiver of Sovereign Immunity, Resolution #05 - 03, dated January 12, 2005 issued in connection with the execution of the Transaction Documents (collectively, the Resolutions of Limited Waiver"), and
          (iii) judicial proceedings in or before the United States District Court for the Northern District of Oklahoma and all courts to which an appeal therefrom may be available, or if that court determines it is without jurisdiction, then to the courts of the State of Oklahoma and all courts to which an appeal therefrom may be available, or if that court determines it is without jurisdiction, then consents to any tribal courts and all courts to which an appeal therefrom may be available, but in each case, solely


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          to compel arbitration or to enforce, modify or vacate any arbitration award, order or decision of the abitrators.

     (g) To the extent lawful in connection with any such Claims, each of Pawnee TDC and Pawnee Nation expressly waive the application of the doctrines of exhaustion of tribal remedies or comity that might otherwise require that Claims be heard first in tribal court or other tribal forum of Pawnee Nation. The waivers set forth herein only extend to claims or proceedings brought by Lakes Management and its Affiliates and any award of damages against any of Pawnee TDC, Pawnee Nation or their respective Affiliates shall be payable solely out of the Collateral (as defined in the Resolutions of Limited Waiver) whether now or hereafter owned by any Pawnee Project Subsidiary, any other Pawnee Entity or their Affiliates.

     (h) Each of Pawnee TDC and Pawnee Nation, on behalf of themselves and each of their Affiliates, agrees that any arbitration proceeding hereunder may be consolidated with any other arbitration proceeding that any of Lakes Management or its respective Affiliates may bring against one or more of the Pawnee Project Subsidiaries or any other Affiliates of the Pawnee Entities.

     Section 5.2 Governing Law. This Agreement is governed by the laws of the State of Oklahoma, except such State's conflict of laws provisions shall not apply.

                                    ARTICLE 6
                                  MISCELLANEOUS

     Section 6.1 Assignment. The rights and obligations under this Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party; provided, however, Lakes Management may assign this Agreement to a wholly owned subsidiary without the consent of Pawnee TDC or Pawnee Nation; provided further that Lakes Management, as applicable, shall remain obligated for the performance of its subsidiary hereunder. Other than as expressly provided in this Section 6.1, any attempted assignment or subcontracting without prior written consent shall be void. Subject to the preceding requirements, this Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns.

     Section 6.2 Notices. Any notice, consent or any other communication permitted or required by this Agreement: (a) must be in writing; (b) shall be effective three (3) days after the date sent; (c) must be delivered by personal service, via fax with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested; and
(d) until written notice of a new address or addresses is given, must be addressed as follows:

If to PawneeTDC or
Pawnee Nation:    Pawnee Nation of Oklahoma


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                  871 Little D. Drive, Building 68
                  P.O. Box 280
                  Pawnee, OK 74058
                  Attention: Chairman

With a Copy to:   David J. Ketelsleger, Esq.
                  McAfee & Taft
                  Two Leadership Square
                  Tenth Floor
                  211 Noth Robinson
                  Oklahoma City, OK 73102-7103
                  (copy to counsel does not constitute notice to a party)

If to Lakes:      Lakes Pawnee Management, LLC
                  130 Cheshire Lane
                  Minnetonka, MN 55305
                  Attn: Timothy J. Cope

With a Copy to:   Kevin C. Quigley, Esq.
                  Hamilton Quigley Twait & Foley PLC
                  W1450 First National bank Building
                  332 Minnesota Street
                  St. Paul, MN 55101-1314

     and          Brian J. Klein, Esq.
                  Maslon, Edelman, Borman & Brand, LLP
                  3300 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, MN 55402-4140
                  (copy to counsel does not constitute notice to a party)

     Copies of any notices shall be given to the Gaming Commission at its last known address.

     Section 6.3 Amendments. This Agreement may be amended only by written instrument duly executed by all of the parties and with any and all necessary regulatory approvals, if any, required by Legal Requirements.

     Section 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 6.5 Preparation of Agreement. This Agreement has been carefully prepared and reviewed by counsel for each party hereto and may not be construed more strongly for or against any party.


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

     Section 6.6 Compliance with Legal Requirements. All parties shall at all times comply with all Legal Requirements.

     Section 6.7 Further Assurances. The parties agree to do all acts and to deliver all necessary documents as from time to time are reasonably required to carry out the terms and provisions of this Agreement, including the filing of financing statements and related security instruments described herein.

     Section 6.8 Cooperation; Approvals. Each of the parties agrees to cooperate in good faith with the other to timely implement the purposes of this Agreement. Any consents or approvals required to be given in connection with this Agreement shall not be unreasonably withheld or delayed by the parties or their Affiliates.

     Section 6.9 Confidentiality. Except as required by Legal Requirements, including but not limited to, reporting requirements imposed on publicly traded companies, each of the parties agrees that all non-public information exchanged between the parties with respect to any particular Project shall be kept confidential by each party and only disclosed to that party's legal counsel, financial advisors or as reasonably required to be disclosed in connection with the Project, including in connection with obtaining the Project Permanent Financing.

                            [Signature Page Follows]


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     The parties have executed this Tribal Agreement as of the date stated in the introductory clause.

                                        PAWNEE TRIBAL DEVELOPMENT CORPORATION


                                        By /s/ Tommie Briggs
                                           -------------------------------------
                                        Its: Chairman


                                        By /s/ Elizabeth Blackowl
                                           -------------------------------------
                                        Its: Secretary
                                             -----------------------------------


                                        PAWNEE NATION OF OKLAHOMA


                                        By /s/ George Howell
                                           -------------------------------------
                                        Its: President


                                        By /s/ Garaldine Howell
                                           -------------------------------------
                                        Its: Secretary
                                             -----------------------------------


                                        LAKES PAWNEE MANAGEMENT, LLC


                                        By /s/ Timothy Cope
                                           -------------------------------------
                                           Timothy J. Cope
                                        Its: President and
                                             Chief Financial Officer

        [Signature Page to Tribal Agreement dated as of January 12, 2005]